Exhibit 99.1

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Drovers And Mechanics Bank Salary Deferral Plan (the “Plan”) on Form 11-K for the period ending December 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James B. Adams, Retirement Plan Committee Secretary, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ JAMES B. ADAMS
James B. Adams Retirement Plan Committee Secretary

June 27, 2003

This certification accompanies this Report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Fulton Financial Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.